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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------

                                  FORM 10/A-2

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                EASTMAN COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      68-1866008
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                                  BUILDING 280
                             200 SOUTH WILCOX DRIVE
                           KINGSPORT, TENNESSEE 37660
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (423) 229-2000

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
Common Stock, par value $0.01 per share                   New York Stock Exchange
Rights to purchase Series A Junior                        New York Stock Exchange
Participating Preferred Stock

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  BUSINESS.


     The information required by this item is contained in the sections entitled "Risk Factors -- Risks Relating to Eastman Company," "Eastman Company Unaudited Consolidated Pro Forma Financial Information" and "Business of Eastman Company" in the proxy statement of Eastman Chemical Company (the "Proxy Statement") filed with the Securities and Exchange Commission on November 9, 2001, included as
Exhibit 99.1 hereto, and such sections are incorporated herein by reference.


ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained in the sections entitled "Eastman Company Unaudited Consolidated Pro Forma Financial Statements," "Eastman Company Selected Consolidated Financial Data," and "Eastman Company Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained in the section entitled "Business of Eastman Company -- Properties" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this item is contained in the section entitled "Security Ownership of Specified Beneficial Owners and Management of Eastman Company" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained in the section entitled "Management of Eastman Company" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained in the section entitled "Management of Eastman Company -- Compensation of Eastman Company Named Executive Officers" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this item is contained in the sections entitled "Relationship Between Voridian and Eastman Company After the Distribution," "Business of Eastman Company" and "Indemnification and Limitation of Liability for Eastman Company Directors and Officers" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained in the section entitled "Business of Eastman Company -- Legal Proceedings" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is contained in the sections entitled "The Distribution," "Security Ownership of Specified Beneficial Owners and Management of Eastman Company" and "Description of

                                        2
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Eastman Company Capital Stock" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On August 24, 2001 Eastman Company issued 1,000 shares of its common stock to Eastman Chemical Company, its direct parent ("Eastman Chemical"), for consideration of $10.00. No underwriter was involved in this sale, and, in the opinion of Eastman Company, this transaction was exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof in that such transaction did not involve any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained in the sections entitled "The Distribution" and "Description of Eastman Company Capital Stock" in the Proxy Statement and such sections are incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained in the section entitled "Indemnification and Limitation of Liability for Eastman Company Directors and Officers" in the Proxy Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is contained (i) in the sections entitled "Eastman Company Capitalization," "Eastman Company Summary Financial Data," "Eastman Company Selected Consolidated Financial Data" in the Proxy Statement and such sections are incorporated herein by reference and (ii) in the "Eastman Company Consolidated Financial Statements" incorporated by reference to
Item 15, to which reference is made and incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements. The information required by this item is described in the "Index to Financial Statements" on page F-1 of the Proxy Statement and such information is incorporated herein by reference.

     (b) Exhibits. The following documents are filed as exhibits hereto:


EXHIBIT NO.        DESCRIPTION
-----------        -----------
    2.1        --  Distribution Agreement dated November 8, 2001 between
                   Eastman Chemical Company (to be renamed Voridian Company)
                   and Eastman Company (incorporated by reference from Appendix
                   A to the Proxy Statement, filed as Exhibit 99.1 hereto)
    3.1        --  Form of Amended and Restated Certificate of Incorporation of
                   Eastman Company*
    3.2        --  Form of Amended and Restated Bylaws of Eastman Company*
    3.3        --  Form of Certificate of Designation, Preferences and Rights
                   of Series A Junior Participating Preferred Stock of Eastman
                   Company (incorporated by reference from Exhibit B to the
                   Form of Stockholder Protection Rights Agreement, filed as
                   Exhibit 4.2 hereto)*
    4.1        --  Form of certificate representing shares of common stock, par value $0.01 per share, of Eastman Company*

EXHIBIT NO.        DESCRIPTION
-----------        -----------
    4.2        --  Form of Stockholder Protection Rights Agreement*
   99.1        --  Eastman Chemical Company Proxy Statement dated November 9,
                   2001.


---------------


*Previously filed.


                                        4
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          EASTMAN COMPANY

                                          By:      /s/ THERESA K. LEE
                                            ------------------------------------
                                                       Theresa K. Lee
                                                         Secretary


Date: November 9, 2001


                                        5
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                            EASTMAN CHEMICAL COMPANY

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)

                                                              ADDITIONS
                                                        ---------------------
                                                        CHARGED TO   CHARGED
                                        BALANCE AT       COST AND    TO OTHER                   BALANCE AT
            DESCRIPTION               JANUARY 1, 1998    EXPENSE     ACCOUNTS   DEDUCTIONS   DECEMBER 31, 1998
            -----------               ---------------   ----------   --------   ----------   -----------------
Reserve for:
  Bad debts and returns.............       $ 15            $ --        $ --        $  3            $ 12
  Environmental contingencies.......         49              (1)         --          --              48
                                           ----            ----        ----        ----            ----
                                           $ 64            $ (1)       $ --        $  3            $ 60
                                           ====            ====        ====        ====            ====

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 1999                                        DECEMBER 31, 1999
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............       $ 12            $  7        $ --        $  6            $ 13
  Environmental contingencies.......         48               5           2           1              54
                                           ----            ----        ----        ----            ----
                                           $ 60            $ 12        $  2        $  7            $ 67
                                           ====            ====        ====        ====            ====

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 2000                                        DECEMBER 31, 2000
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............       $ 13            $  5        $ --        $  2            $ 16
  Environmental contingencies.......         54               1           2           3              54
                                           ----            ----        ----        ----            ----
                                           $ 67            $  6        $  2        $  5            $ 70
                                           ====            ====        ====        ====            ====

                                        6
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                                EASTMAN COMPANY

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)

                                                              ADDITIONS
                                                        ---------------------
                                                        CHARGED TO   CHARGED
                                        BALANCE AT       COST AND    TO OTHER                   BALANCE AT
            DESCRIPTION               JANUARY 1, 1998    EXPENSE     ACCOUNTS   DEDUCTIONS   DECEMBER 31, 1998
            -----------               ---------------   ----------   --------   ----------   -----------------
Reserve for:
  Bad debts and returns.............        $ 8            $(1)        $--         $ 1              $ 6
  Environmental contingencies.......         44             (1)         --          --               43
                                            ---            ---         ---         ---              ---
                                            $52            $(2)        $--         $ 1              $49
                                            ===            ===         ===         ===              ===

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 1999                                        DECEMBER 31, 1999
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............        $ 6            $ 3         $--         $ 2              $ 7
  Environmental contingencies.......         43              4           2           1               48
                                            ---            ---         ---         ---              ---
                                            $49            $ 7         $ 2         $ 3              $55
                                            ===            ===         ===         ===              ===

                                        BALANCE AT                                              BALANCE AT
                                      JANUARY 1, 2000                                        DECEMBER 31, 2000
                                      ---------------                                        -----------------
Reserve for:
  Bad debts and returns.............        $ 7            $ 1         $--         $(1)             $ 9
  Environmental contingencies.......         48              5           2           3               52
                                            ---            ---         ---         ---              ---
                                            $55            $ 6         $ 2         $ 2              $61
                                            ===            ===         ===         ===              ===

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